UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Transcommunity Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[TransCommunity Financial Corporation Letterhead]

April 15, 2005

Dear Fellow Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of TransCommunity Financial Corporation (“TransCommunity”) on Tuesday, May 24, 2005, at 10:00 a.m. at The Place at Innsbrook, 4036-C Cox Road, Glen Allen, Virginia. The accompanying notice and proxy statement describe important matters to be presented at the meeting. We have also enclosed our Annual Report to Shareholders that will be reviewed at the Annual Meeting. Please give these materials your prompt attention.

At the meeting, votes will be cast for the Class I directors of TransCommunity, as more fully explained in the enclosed proxy statement. Your Board of Directors unanimously supports these individuals and recommends that you VOTE FOR them as directors. We also are recommending approval of two amendments to TransCommunity’s Articles of Incorporation that would (i) increase our authorized shares of common stock and create a new class of preferred stock and (ii) increase the maximum size of our board of directors from 15 individuals to 17. The Board of Directors supports these amendments and recommends that you VOTE FOR both amendments. Votes will also be cast to ratify the designation of                                                                       as independent public accountants for TransCommunity. The Board of Directors unanimously recommends that you VOTE FOR ratification of .

Whether or not you plan to attend the Annual Meeting of Shareholders, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. Your vote is important regardless of the number of shares you own. We look forward to seeing you at the Annual Meeting, and we appreciate your continued loyalty and support.

Sincerely,

William C. Wiley
Chairman and Chief Executive Officer

TRANSCOMMUNITY FINANCIAL CORPORATION

4235 Innslake Drive

Glen Allen, Virginia 23060

NOTICE OF 2005 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD May 24, 2005

To Our Shareholders:

The 2005 Annual Meeting of Shareholders of TransCommunity Financial Corporation (“TransCommunity”) will be held on Tuesday, May 24, 2005, at 10:00 a.m. at The Place at Innsbrook, 4036-C Cox Road, Glen Allen, Virginia for the following purposes:

1.	To elect five (5) Class I directors to serve on the TransCommunity Board of Directors until the 2008 Annual Meeting and until their successors are elected and qualified;

2.	To approve an amendment to TransCommunity’s Articles of Incorporation increasing its authorized shares of common stock from 5,000,000 shares to 25,000,000 shares, and authorizing 5,000,000 shares of preferred stock; and

3.	To approve an amendment to TransCommunity’s Article of Incorporation increasing the maximum size of the board of directors from 15 individuals to 17 individuals.

4.	To ratify the designation of as independent public accountants for TransCommunity for the fiscal year ending December 31, 2005;

5.	To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on March 31, 2005, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

By Order of the Board of Directors

William C. Wiley
Chairman and Chief Executive Officer

April 15, 2004

The Board of Directors of TransCommunity Bankshares Incorporated unanimously recommends that shareholders VOTE FOR all of the Class I directors named in the attached proxy statement, VOTE FOR ratification of the designation of                                               as independent public accountants, and VOTE FOR the amendments to TransCommunity’s Articles of Incorporation (i) increasing its authorized shares of common stock and authorizing a class of preferred stock and (ii) increasing the maximum number of directors on the board of directors.

PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY,

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

TRANSCOMMUNITY FINANCIAL CORPORATION

4235 Innslake Drive

Glen Allen, Virginia 23060

PROXY STATEMENT

2005 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 24, 2005

GENERAL INFORMATION

The following information is furnished in connection with the solicitation by and on behalf of the Board of Directors of the enclosed proxy to be used at the 2005 Annual Meeting of the Shareholders (the “Annual Meeting”) of TransCommunity Financial Corporation (“TransCommunity”) to be held Tuesday, May 24, 2005, at 10:00 a.m. at The Place at Innsbrook, 4036-C Cox Road, Glen Allen, Virginia. The approximate mailing date of this proxy statement and accompanying proxy card is April 15, 2005.

Use and Revocation of Proxies

If the enclosed proxy card is properly executed and timely returned for voting at the Annual Meeting, the shares represented thereby will be voted in accordance with instructions thereon. If no instructions are included, the proxy will be voted FOR the nominees for the board of directors listed in this proxy statement, FOR the proposed amendments to Articles III and V of TransCommunity’s Articles of Incorporation, FOR ratification of                                               as TransCommunity’s independent public accountants, and in the discretion of the proxy holders as to any other matters which may properly come before the Annual Meeting. Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting, unless otherwise revoked.

Execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Any shareholder who has executed and returned a proxy and for any reason desires to revoke it may do so at any time before the proxy is exercised by filing with the Secretary of TransCommunity an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Annual Meeting and requesting to vote in person.

Shareholders Entitled to Vote and Vote Required

Only holders of record of TransCommunity common stock at the close of business on March 31, 2005, are entitled to vote at the Annual Meeting. On the record date there were 2,293,241 shares of common stock outstanding and entitled to vote. TransCommunity has no other class of stock outstanding. A majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business. Each share of outstanding TransCommunity common stock is entitled to one vote on each matter presented at the Annual Meeting.

With regard to the election of directors, votes may be cast in favor or withheld. If a quorum is present, the nominees receiving a plurality of the votes cast at the Annual Meeting will be elected directors; therefore, votes withheld will have no effect. With regard to the proposed amendments to TransCommunity’s Articles of Incorporation, the affirmative vote of a majority of TransCommunity’s outstanding shares of common stock is required for approval of each proposed amendment. On all other matters presented at the Annual Meeting, an affirmative vote by the holders of a majority of shares represented at the meeting is required for approval. Thus, although abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business, except as noted above, they are generally not counted for purposes of determining whether a proposal has been approved, and therefore have no effect.

Solicitation of Proxies

TransCommunity will bear its own expenses incident to soliciting proxies. Directors, officers, employees and agents of TransCommunity acting without commission or other special compensation may solicit proxies in person, by telephone or by mail. We anticipate that brokerage houses and other nominees, custodians, and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons, and TransCommunity will reimburse them for their charges and expenses in this connection.

BENEFICIAL OWNERSHIP

Securities Ownership of Certain Beneficial Owners and Management

The following table shows the share ownership at March 31, 2005, of the only shareholder known to TransCommunity to be the beneficial owner of more than 5% of TransCommunity’s common stock, which is the only TransCommunity voting security outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
TCF Financial Corporation (2) 200 Lake Street East Wayzata, MN 55391	169,000	(3)	7.4%

(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days.

(2)	TCF Financial Corporation has no affiliation or business relationship with TransCommunity other than through the stock ownership shown above. The nominal similarity of corporate names is entirely coincidental.

(3)	Based on Schedule 13G filed by TCF Financial Corporation with the Securities and Exchange Commission on February 12, 2004. According to this Schedule 13G, as of December 31, 2003, TCF Financial Corporation has sole voting power and sole investment power with respect to all these shares.

The following table sets forth information as of March 31, 2005, regarding the number of shares of TransCommunity common stock beneficially owned by each current director, director nominee and certain executive officers of TransCommunity, and by all current directors, director nominees and executive officers of TransCommunity as a group.

Name	Amount and Nature of Beneficial Ownership (1)(2)(3)		Percent of Class
Dean P. Agee	1,667		*
Thomas M. Crowder	12,333		*
James F. Keller	21,100		*
Richard W. Mayhew	18,333		*
M. Andrew McLean	4,167		*
Julian C. Metts, Jr.	30,817		1.3%
James L. Minter	16,758		*
Bruce B. Nolte	43,183	(4)	1.8%
Lawrence B. Nuckols	24,500		1.1%
Troy A. Peery	10,000		*
John W. Pretlow, Jr.	1,667		*
John J. Purcell, Jr.	10,533		*
George W. Rimler	13,000		*
Stuart C. Siegel	25,000		1.1%
John J. Sponski	10,417		*
John C. Watkins	9,033		*
William C. Wiley	72,850	(5)	3.1%
Robin Traywick Williams	5,167		*
George D. Yancey	1,000		*

All TransCommunity directors and executive officers (19 persons)	330,525		13.5%

*	Represents less than one percent (1%) of total outstanding shares of TransCommunity common stock as of March 31, 2005.

(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provision of Rule 13d-3 of the Securities Exchange Act of 1934, as amended, under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days.

(2)	Includes shares subject to presently exercisable options awarded to directors of Bank of Powhatan, N.A. under TransCommunity’s stock option plan, as follows: Mr. Keller—1,000; Mr. Metts—4,150; Mr. Minter—5,925; Mr. Watkins—3,200; and Mr. Wiley—5,850. The stock option plan of Bank of Powhatan was assumed by TransCommunity on a share-for-share basis in connection with the reorganization whereby Bank of Powhatan became a wholly-owned subsidiary of TransCommunity.

(3)	Includes shares subject to options awarded April 15, 2003 (and exercisable within 60 days of March 31, 2005) to directors and executive officers as follows: Mr. Agee—667; Mr. Crowder—3,333; Mr. Keller—8,000; Mr. Mayhew—8,333; Mr. McLean—2,067; Mr. Metts—10,667; Mr. Minter—3,333; Mr. Nolte—8,333; Mr. Nuckols—9,400; Mr. Peery—5,000; Mr. Pretlow—667; Mr. Purcell—3,333; Mr. Rimler—5,000; Mr. Siegel—10,000; Mr. Sponski—5,167; Mr. Watkins—2,333; and Ms. Williams—2,067. All such options are exercisable at $10.00 per share.

(4)	Includes 21,000 shares subject to presently exercisable options granted to Mr. Nolte on April 15, 2003, pursuant to an employment agreement with TransCommunity. Also, includes 350 shares held by Mr. Nolte or his wife as custodian for minor relatives.

(5)	Includes 30,000 shares subject to presently exercisable options granted to Mr. Wiley on April 15, 2003, pursuant to his prior employment agreement with TransCommunity, as well as 25,000 shares issued to Mr. Wiley on December 8, 2003, as a restricted stock award as described under note (2) to the Summary Compensation Table below.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (Exchange Act) requires directors, executive officers, and any persons holding more than 10% of the TransCommunity’s common stock to report their initial ownership of TransCommunity’s equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission. Based solely on a review of Forms 3, 4 and 5 furnished to TransCommunity during or with respect to its most recent fiscal years, TransCommunity believes that its officers and directors complied with all filing requirements under Section 16(a) of the Exchange Act during 2004, except as follows: Mr. Purcell filed a Form 4 one day late on June 18, 2004, to report his purchase of 300 shares on June 15, 2004, Mr. Crowder filed a Form 4 one day late on June 25, 2004 to report his purchase of 3,000 shares on June 22, 2004 as trustee for certain family trusts, and Mr. Wiley filed late a Form 4 on December 30, 2004 to report his November 15, 2004 purchase of 7,000 shares from a limited partnership established for the benefit of an adult relative of Mr. Wiley and of which Mr. Wiley is a general partner.

ELECTION OF DIRECTORS

All shareholders of TransCommunity are requested to vote on the election of the Class I directors at the Annual Meeting. TransCommunity’s Board is divided into three classes (I, II, and III) of directors. Richard W. Mayhew, James L. Minter, Stuart C. Siegel, John C. Watkins, Robin T. Williams currently serve as Class I directors, with terms expiring at the 2005 Annual Meeting. Each of these persons is nominated below for re-election as Class I directors. If elected, the Class I nominees will serve until the 2008 Annual Meeting or until their respective successors are elected and qualified. The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. The Board of Directors believes that the nominees will be available and able to serve as Class I directors, but if any of these persons should not be available or able to serve, proxies will be voted for the remaining nominees and such other person or persons as the Board of Directors of TransCommunity may designate. In the alternative, the Board may reduce the size of any class to reflect the number of remaining nominees, if any, for whom the proxies will be voted.

Certain information concerning the five nominees for election at the Annual Meeting is set forth below, as well as certain information about the Class II and Class III directors, who will continue in office after the Annual Meeting until the 2006 and 2007 Annual Meeting of Shareholders, respectively.

The Board of Directors unanimously recommends a vote “FOR” all of the individuals nominated to serve as Class I directors.

CLASS I DIRECTORS

(To Serve until 2008 Annual Meeting)

Name and (Age)	Director Since		Principal Occupation During Past Five Years
Richard W. Mayhew (54)	2001		President, Main Street Mortgage and Investment Corporation, Richmond, Virginia; Director and Secretary, TransCommunity Bankshares Incorporated

James L. Minter (67)	1998	(1)	Owner, J.L. Minter Electrical Contractor, Richmond, Virginia; Owner, Swansboro Mechanical, Inc., Richmond, Virginia; Director, Bank of Powhatan, N.A., Powhatan, Virginia

Stuart C. Siegel (63)	2002		Chairman, S&K Famous Brands, Inc., Richmond, Virginia; Director, SunTrust Bank, Central Board, Richmond, Virginia

John C. Watkins (58)	1998	(1)	President, Watkins Nurseries, Inc., Midlothian, Virginia; Member, Virginia State Senate; Chairman, Bank of Powhatan, N.A., Powhatan, Virginia

Robin Traywick Williams (54)	2002		Former Chairman, Virginia Racing Commission, Richmond, Virginia; Former Chief of Staff for Lieutenant Governor of Virginia; Legislative Liaison for Lieutenant Governor of Virginia from 1997 to 2000; Director, Bank of Goochland, N.A., Goochland, Virginia

CLASS II DIRECTORS

(Continuing To Serve until 2006 Annual Meeting)

Name and (Age)	Director Since		Principal Occupation During Past Five Years
Thomas M. Crowder (49)	2001		Chief Financial Officer, TransCommunity Bankshares Incorporated since February 3, 2003. Executive Vice President, Guilford Company (private investment firm), Richmond, Virginia, from 1989 to 2003; Director, Bank of Goochland, N.A., Goochland, Virginia

Julian C. Metts, Jr. (71)	1998	(1)	Orthodontist, Cumberland, Virginia; Director, Bank of Powhatan, N.A., Powhatan, Virginia

Troy A. Peery, Jr. (58)	2002		President, Peery Enterprises (real estate development), Manakin-Sabot, Virginia since October 1998; President, Heilig-Meyers Company, Richmond, Virginia from September 1985 to December 1998(2); Director, S&K Famous Brands, Inc., Richmond, Virginia; Director, Bank of Goochland, N.A., Goochland, Virginia

John J. Purcell, Jr. (67)	2001	Secretary and Treasurer, J. S. Purcell Lumber Corporation, Louisa, Virginia; former member, Board of Supervisors, Louisa County, Virginia; Chairman, Board of Directors, Bank of Louisa, N.A., Louisa, Virginia

George W. Rimler (63)	2001	Professor of Management, Virginia Commonwealth University, Richmond, Virginia; Director, Virginia Family Business Forum; Member, Virginia Racing Commission, Richmond, Virginia

CLASS III DIRECTORS

(Continuing To Serve until 2007 Annual Meeting)

Name and (Age)	Director Since		Principal Occupation During Past Five Years
Dean P. Agee (69)	2001		Retired; Former Clerk of the Circuit Court of Louisa County, Virginia; Board of Directors, Bank of Louisa, N.A., Louisa, Virginia

Lawrence B. Nuckols (64)	2002		Self-employed cattle farmer and real estate developer, Goochland, Virginia; former owner, Nuckols Exxon, Goochland, Virginia; former member, Board of Supervisors, Goochland County, Virginia; Chairman, Bank of Goochland, N.A., Goochland, Virginia

John W. Pretlow, Jr. (60)	2001		Owner, John W. Pretlow Insurance Agency, Inc., Richmond, Virginia

John J. Sponski (65)	2001		Member/President, Tre Sorelle, L.L.C. (consulting services), Locust Dale, Virginia; Retired, Former Executive Vice President, Bank of America Corporation

William C. Wiley (59)	2000	(1)	Chairman and Chief Executive Officer, TransCommunity Bankshares Incorporated; Director, Bank of Powhatan, N.A., Powhatan, Virginia

(1)	Includes term as a director of Bank of Powhatan, N.A. before TransCommunity became the holding company for Bank of Powhatan, N.A.

(2)	On August 16, 2000, Heilig-Meyers Company and certain of its subsidiaries (the Company) filed voluntary petitions for relief under Chapter 11, Title 11 of the United States Code (the Bankruptcy Code). The company is in possession of its assets, and manages and operates its businesses as debtor-in-possession under the Bankruptcy Code.

There are no family relationships between any director or executive officer of TransCommunity; however, TransCommunity director John J. Purcell, Jr. is the father of David M. Purcell, a member of the board of directors of Bank of Louisa, N.A. The Board of Directors is not aware of any involvement in legal proceedings which is material to an evaluation of the ability or integrity of any director or person nominated to become a director. Unless authority for the nominees is withheld, the shares represented by the enclosed proxy card, if executed and returned, will be voted FOR the election of the nominees proposed by the Board of Directors.

Board of Directors, Board Committees and Attendance

The Board of Directors conducts its business through meetings of the Board and through its committees. The Board of Directors held four regular meetings as part of its 2004 schedule, including one meeting held in January 2005 which was rescheduled from its customary December meeting date. Each incumbent director attended at least 75% of all such meetings of the board and 2004 meetings of committees on which he served, with the exception of Mr. Siegel. The Board of Directors has standing Executive, Compensation, Nominating, Audit and Information Technology Committees.

TransCommunity has not adopted a formal policy on board members’ attendance at our annual meetings of shareholders, although all board members are encouraged to attend. Fourteen of our 15 board members attended our 2004 annual meeting of shareholders.

Nominating and Governance Committee: Members of the Nominating and Governance Committee for 2004 were Ms. Williams (Chairman), and Messrs. Agee, Siegel and Sponski. The same individuals serve in 2005. The role and responsibilities of the Nominating and Governance Committee are set forth in a written charter adopted by the Board in January, 2005, a copy of which is attached to this proxy statement as Appendix A. The Company will make this charter available on its website. The Nominating and Governance Committee makes nominations and considers the qualifications of any candidates for membership on the Board. The Nominating and Governance Committee met once in 2004. The Board of Directors has determined that all members of the Nominating Committee are independent under the Nasdaq Marketplace rules.

The Nominating and Governance Committee will accept for consideration shareholder nominations for directors if made in writing in accordance with TransCommunity’s bylaws. Shareholder nominations must include the nominee’s written consent to the nomination, sufficient background information with respect to the nominee, sufficient identification of the nominating shareholder and a representation by shareholder of his or her intention to appear at the Annual Meeting (in person or by proxy) to nominate the individual specified in the notice. To be considered for the 2006 Annual Meeting of Shareholders, nominations must be received by the Corporate Secretary no later than March 16, 2006.

Qualifications for consideration as a Board nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition. However, in making its nominations, the Board of Directors considers, among other things, an individual’s business experience, industry experience, financial background, breadth of knowledge about issues affecting TransCommunity, time available for meetings and consultation regarding TransCommunity matters, and other particular skills and experience possessed by the individual.

TransCommunity does not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.

Executive Committee: Members of the Executive Committee for 2004 were Messrs. Peery (Chairman), Purcell, Watkins and Wiley. The same individuals, plus Mr. Siegel, serve in 2005. The Executive Committee reviews various matters and submits proposals or recommendations to the Board of Directors. This committee is authorized, between meetings of the Board, to perform duties and exercise certain authorities of the Board. The Executive Committee met four times in 2004.

Compensation Committee: Members of the Compensation Committee for 2004 were Messrs. Peery (Chairman), Metts, Nuckols, Rimler and Sponski. The members for 2005 include the members of the Executive Committee, plus Messrs. Rimler and Nuckols. This committee recommends the level of compensation for TransCommunity’s chief executive officer and other employee remuneration plans to the Board of Directors. The Compensation Committee did not meet in 2004.

Audit Committee: Members of the Audit Committee for 2004 were Messrs. Sponski (Chairman), Pretlow and Siegel. The same individuals, plus Messrs. Metts and Purcell, serve in 2005. Also, by resolution of the Board of Directors of TransCommunity, the chair of the Audit Committee of each existing subsidiary bank of

TransCommunity sits as an ex officio member of the TransCommunity Audit Committee. These additional members for 2004 were John H. Anderson (Bank of Powhatan), W. Daniel Holly, III (Bank of Goochland) and Wallace L. Tingler (Bank of Louisa). The Board of Directors has determined that all members of the Audit Committee satisfy the financial literacy standards of and are independent for audit committee purposes under applicable regulations of the Securities and Exchange Commission and the Nasdaq Marketplace rules. The Board also has determined that, within the meaning of the applicable rules of the Securities and Exchange Commission, Mr. Siegel constitutes an “audit committee financial expert.” The Audit Committee reviews and approves various audit functions including the year-end audit performed by TransCommunity’s independent auditors. The Audit Committee met three times in 2004. See Report of the Audit Committee on pages 17-18.

Information Technology Committee. Members of the Information Technology Committee are Messrs. Crowder (Chairman), Minter, Rimler and Watkins. This committee oversees the information technology systems, policies and procedures utilized by the Company and its subsidiaries. Representatives of each of the Company’s subsidiary banks also serve as ex-officio members of the committee. The Information Technology Committee met three times in 2004.

Shareholder Communications with our Board of Directors

TransCommunity provides an informal process for shareholders to send communications to the Board of Directors. Shareholders who wish to contact the Board of Directors or any of its members may do so by writing to TransCommunity Financial Corporation, 4235 Innslake Drive, Glen Allen, VA 23060. Correspondence directed to an individual Board member will be referred, unopened, to that member. Correspondence not directed to a particular Board member will be referred, unopened, to the Chairman of the Board.

Directors’ Compensation

The directors received no retainer for 2004, nor did any director receive any fees for attending board or committee meetings. Our non-employee directors are eligible for equity awards under our 2001 Stock Option Plan, as amended. No such awards were made to any directors in 2004. See notes (2) and (3) to the beneficial ownership table under “Beneficial Ownership” above for information concerning director awards in prior years.

Executive Officers of TransCommunity Who Are Not Directors

Name (Age)	Principal Occupation During Past Five Years
Bruce B. Nolte (58)	President and Chief Operating Officer, TransCommunity since June 27, 2001; President, TransCommunity since May 1, 2001. A native of Richmond, Virginia, Mr. Nolte has more than 20 years’ experience in the financial services industry. Before joining TransCommunity, Mr. Nolte served as Executive Vice President and General Counsel of First Horizon Strategic Alliances, Inc., a subsidiary of First Tennessee Bank, N.A., from 1995 to 2001. Mr. Nolte is a graduate of the U.S. Military Academy, and holds a law degree from the University of Richmond.

James F. Keller (49)	President and Chief Executive Officer, Bank of Powhatan, N.A. since December 7, 2000. Before joining Bank of Powhatan, Mr. Keller was Branch Manager for the Cumberland office of Wachovia Bank, Cumberland, Virginia; Director, Bank of Powhatan, N.A., Powhatan, Virginia.

M. Andrew McLean (51)	President and Chief Executive Officer, Bank of Goochland, N.A. since October 15, 2001. Before joining Bank of Goochland in its organizing stages, Mr. McLean was Executive Vice President at First Capital Bank, Glen Allen, Virginia; Director, Bank of Goochland, N.A., Goochland, Virginia.

George D. Yancey (56)	President and Chief Executive Officer, Bank of Louisa, N.A. since April 19, 2004; Branch Manager, Bank of Louisa, a branch of the Bank of Powhatan, N.A. from July 14, 2003 until the Bank of Louisa received its separate national banking charter. Before joining the TransCommunity organization, Mr. Yancey served in a variety of positions with Wachovia Bank and its predecessor institutions.

EXECUTIVE COMPENSATION

The following table shows the cash and non-cash compensation paid to our Chief Executive Officer, and TransCommunity’s next six most highly compensated executive officers during 2004, 2003 and 2002.

Summary Compensation Table

		Annual Compensation					Long-Term Compensation
Name and Principal Position	Year	Salary($)		Bonus($)		Other Annual Compensation($) (1)	Restricted Stock Awards ($)			Securities Underlying Options (#) (3)	All Other Compensation ($) (9)
William C. Wiley Chairman and Chief Executive Officer	2004 2003 2002	$ $ $	160,000 150,000 140,000	$ $	— 14,250 25,000	— — —	$	— 299,000	(2)	— 30,000 —	$ $	20,907 9,483 —

Bruce B. Nolte President and Chief Operating Officer	2004 2003 2002	$ $ $	124,000 124,000 124,000	$ $	— 10,500 12,500	— —				— 33,500 —	$ $ $	11,160 8,835 1,860

Thomas M. Crowder (4) Chief Financial Officer	2004 2003	$ $	125,000 105,416	$	— 5,000	— —				— 5,000	$ $	11,233 8,062

Richard W. Mayhew (5) President and Chief Executive Officer, Main Street Mortgage and Investment Corporation	2004 2003 2002	$ $ $	114,000 120,000 120,000		— — —	— — —				— 12,500 —	$ $	10,260 — 1,800

James F. Keller (6) President and Chief Executive Officer, Bank of Powhatan, N.A.	2004 2003 2002	$ $ $	120,000 115,000 110,000	$ $	20,000 20,000 —	— — —				— 12,000 —	$ $ $	10,800 8,737 1,560

M. Andrew McLean (7) President and Chief Executive Officer, Bank of Goochland, N.A.	2004 2003 2002	$ $ $	120,000 116,000 110,000	$ $ $	25,000 20,000 10,000	— — —				— 3,100 —	$ $ $	10,980 8,265 1,258

George D. Yancey (8) President and Chief Executive Officer, Bank of Louisa, N.A.	2004		$104,166		$44,065	—				—		$9,375

(1)	The amount of compensation in the form of perquisites or other personal benefits properly categorized in this column according to the disclosure rules adopted by the Securities and Exchange Commission did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported in each of the years reported for each executive officer.

(2)

In connection with Mr. Wiley’s new employment agreement with TransCommunity described below under “Employment Agreements,” on December 8, 2003, the Board of Directors awarded Mr. Wiley 25,000 “restricted” shares of TransCommunity stock. The shares will vest and the restrictions will be removed in annual installments of 5,000 shares each beginning January 1, 2004 and ending on January 1, 2008. During the period of restriction, the restricted shares may not be sold, pledged or otherwise transferred except in limited circumstances. If Mr. Wiley dies, become disabled, retires after age 65, is terminated without cause or resigns for good reason, all remaining restrictions will lapse and the shares will be fully vested. If Mr. Wiley is terminated with cause or resigns without good reason, all shares that are still subject to restrictions shall be forfeited back to TransCommunity. During the period that the shares, or any portion thereof, are restricted, Mr. Wiley will have the full right to vote all 25,000 shares and to receive currently any dividends or other distributions made with respect to such shares other than dividends paid in the form of shares of TransCommunity’s common stock. Any dividends payable in shares of TransCommunity’s common stock shall be subject pro rata to the same restrictions on transferability as the restricted shares with respect to which such dividend or distribution was paid. Because there is no active trading market for TransCommunity’s common stock, TransCommunity is not able to value this award based on trading prices on the date of grant. For that reason, TransCommunity, for purposes of this table as required by rules of the Securities and Exchange Commission, valued the shares on the date of award at $11.97 per share, or $299,215 in the aggregate, based on a multiple of TransCommunity’s book value at December 31, 2003 (1.66 x book value of $7.21 per share), without any discount. This multiple has been determined by reference to an average of several recent trades of TransCommunity’s shares in the over-the-counter market and an average multiple of book value for the prices paid in acquisition transactions for shares of common stock of a group of other bank holding companies, with total assets of $50 to $150 million, believed by management to be reasonably comparable to TranCommunity. For financial accounting purposes, TransCommunity has valued this award in the same manner, but has applied a 20% discount, relating to restrictions on resale, for a net valuation of $9.56 per share, or $239,000 in the aggregate. This amount is being expensed over the life of the restrictions which resulted in an accounting charge against earnings of $94,236 for 2004. At December 31, 2004, Mr. Wiley held no other restricted shares.

(3)	On April 15, 2003, options were awarded to Messrs. Wiley, Nolte, Mayhew, Crowder, Keller and McLean for the shares as indicated. All these options have an exercise price of $10.00 per share and vest in three equal annual installments as of the first, second and third anniversary of the date of grant, except for the options for 30,000 shares awarded to Mr. Wiley and options for 21,000 shares awarded to Mr. Nolte, both of which awards were made pursuant to employment agreements with Messrs. Wiley and Nolte effective June 27, 2001. The options awarded pursuant to these agreements are exercisable at $10.00 per share and were fully vested at December 31, 2003.

(4)	Mr. Crowder became Chief Financial Officer of TransCommunity on February 3, 2003. The amount shown for Mr. Crowder for 2003 represents compensation paid from that date through December 31, 2003.

(5)	Mr. Mayhew served as Chief Financial Officer of TransCommunity until February 3, 2003. He continues to serve as President and Chief Executive Officer of Main Street Mortgage and Investment Corporation, which is an indirect wholly-owned subsidiary of TransCommunity. Mr. Mayhew’s salary for 2002 was paid by Main Street for Mr. Mayhew’s services as an officer of Main Street. Mr. Mayhew drew no compensation from TransCommunity for his services as Chief Financial Officer of TransCommunity.

(6)	Mr. Keller became President and Chief Executive Officer of Bank of Powhatan on December 7, 2000. His salary is paid by Bank of Powhatan.

(7)	Mr. McLean became President and Chief Executive Officer of Bank of Goochland on October 15, 2001. His salary is paid by Bank of Goochland.

(8)	Mr. Yancey became President and Chief Executive Officer of Bank of Louisa on April 19, 2004. The amount shown for Mr. Yancey is his compensation from that date through December 31, 2004. His salary is paid by Bank of Louisa.

(9)	“All Other Compensation” consists of 401(k) matching amounts paid by TransCommunity.

Stock Options

No named executive officer was granted or exercised any stock options during 2004. The following table shows information concerning options held by the named executive officers under the TransCommunity 2001 Stock Option Plan at December 31, 2004.

Fiscal Year-End Option Values

Name	Number of Securities Underlying Unexercised Options at 12/31/04 (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at 12/31/04 ($)(1) Exercisable/Unexercisable
William C. Wiley	35,850/0	$179,250/$0
Bruce B. Nolte	25,167/8,333	$125,835/$41,665
Richard W. Mayhew	4,167/8,333	$20,835/$41,665
Thomas M. Crowder	1,667/3,333	$8,335/$16,665
James F. Keller	5,000/8,000	$25,000/$40,000
M. Andrew McLean	1,033/2,067	$5,165/$10,335
George D. Yancey	0/0	$0/$0

(1)	In the absence of any active trading market for TransCommunity’s common stock, the value of unexercised “in-the-money” options at December 31, 2004, is based on the difference between $10.00 per share, which is the option exercise price for all option awards shown in the table, and $15.00 per share, which is the price at which TransCommunity sold 225,528 shares of its common stock between May 25, 2004 and February 10, 2005, in a public offering of shares of its common stock.

Employment Agreements

Mr. Wiley has served as chief executive officer of TransCommunity under an employment agreement with TransCommunity since June 27, 2001. Effective December 8, 2003, TransCommunity and Mr. Wiley entered into a new employment agreement. The new agreement is for a two-year term beginning January 1, 2004 and ending December 31, 2005. The agreement is subject to a one-year extension subject to mutual agreement on compensation. Under the agreement Mr. Wiley will serve as Chairman of the Board of Directors and Chief Executive Officer, with the responsibility for performing such services and duties as TransCommunity’s Board of Directors may designate, for an annual base salary of $160,000 per annum, subject to increase in the discretion of the Board based on performance. In addition, the agreement provides for an annual performance bonus in the discretion of the Board. Other benefits include an $800,000 term life insurance policy (subject to certain conditions) and health and disability insurance coverage. The agreement provides for a monthly car allowance and an allowance for an annual physical examination.

Mr. Wiley serves at the pleasure of TransCommunity’s Board of Directors, If, during the term of the agreement, Mr. Wiley’s employment is terminated for cause (as defined), or if Mr. Wiley resigns without good reason (as defined), Mr. Wiley will be paid under the agreement to the date of termination. If Mr. Wiley is terminated without cause, or if Mr. Wiley resigns for good reason, he will be entitled to receive his base salary up to the end of the then current term of the agreement, plus an additional 24 months of base salary at the then current per annum amount. If Mr. Wiley should die during the term of the agreement, his estate will be entitled to a lump sum payment equal to two years base salary at the then current per annum amount.

The agreement imposes certain non-compete restrictions upon Mr. Wiley for a period of up to one year following termination of the agreement. Separately, but in connection with Mr. Wiley’s new employment agreement, the Board awarded Mr. Wiley 25,000 “restricted” shares of TransCommunity stock as described in note (2) to the Summary Compensation Table above. The agreement also provides that the stock option award made to Mr. Wiley under his prior employment agreement will be amended to extend to one year the period for exercise of those options upon Mr. Wiley’s death, disability, retirement after age 65, termination without cause or resignation for good reason.

The option awards to Messrs. Wiley and Nolte as provided for in their then existing employment agreements were made on April 15, 2003, at an exercise price of $10.00 per share, and all of such shares are now fully vested.

Effective January 1, 2001, MSM Acquisition Co. (now Main Street) and Mr. Mayhew entered into an employment agreement under which Mr. Mayhew will serve as President and Chief Executive Officer of Main Street, with responsibility for performing such services and duties as Main Street’s Board of Directors or the Chairman of the Bank of Powhatan may designate, for an annual base salary of $120,000. In addition, the agreement provides for a potential bonus in each of the first seven years of the agreement based on meeting specific performance goals. Mr. Mayhew did not receive a bonus for 2002, 2003 or 2004 under this provision. Other benefits include health and disability insurance coverage and other benefits offered to executive employees of TransCommunity, Bank of Powhatan or Main Street.

The agreement is for a term of five years, with an automatic annual renewal thereafter unless notice of termination is provided 60 days before the end of a term. Mr. Mayhew serves at the pleasure of Main Street. If, during the term of the agreement, Mr. Mayhew’s employment is terminated without cause, Mr. Mayhew will be entitled to a severance payment of $60,000. The agreement also contains non-competition covenants for the term of the agreement and until December 31, 2005.

Effective February 1, 2003, TransCommunity and Mr. Crowder entered into an employment agreement under which Mr. Crowder will serve as the Chief Financial Officer of TransCommunity, with the responsibility for performing such services and duties as TransCommunity’s Chief Executive Officer may designate, for an annual base salary of $115,000, subject to increase at the discretion of the Board. In addition, the agreement provided for a signing bonus of $5,000 and a performance bonus if TransCommunity and Mr. Crowder agree to one in writing. Other benefits include term life insurance and health and disability insurance coverage.

The agreement is for a term of three years. Mr. Crowder serves at the pleasure of TransCommunity’s Board of Directors. If, during the term of the agreement, Mr. Crowder’s employment is terminated without cause, Mr. Crowder will be entitled to a severance payment equal to his annual salary at that time. If, during the term of the agreement, Mr. Crowder’s employment is terminated within one year of a change in control of TransCommunity, Mr. Crowder will be entitled to severance pay equal to three times his annual salary in effect at that time. The agreement also contains non-competition covenants for a period of six months following termination of Mr. Crowder’s employment.

Each of the presidents of TransCommunity’s three subsidiary banks has an employment agreement with the bank which employs the president. Under each agreement, the individual serves as President and Chief Executive Officer, with the responsibility for performing such services and duties as each respective bank’s chairman or board of directors may designate. James F. Keller’s agreement with the Bank of Powhatan commenced July 8, 2003, and provides for an annual base salary of $120,000. M. Andrew McLean’s agreement with the Bank of Goochland commenced December 18, 2002, and provides for an annual base salary of $116,000. George D. Yancey’s agreement with the Bank of Louisa commenced April 19, 2004, and provides for a base salary of $110,000. The base salary provided for in each agreement is subject to increase in the discretion of each respective board of directors, and each agreement includes an automobile allowance and health and disability insurance coverage.

Each agreement is for a period of three years, with a two-year renewal at the option of the bank. Each bank president serves at the pleasure of the respective bank’s board of directors. If, during the term of the agreement, the employment of any of the bank presidents is terminated without cause, the terminated president will be entitled to a severance payment equal to his annual salary in effect at that time. If, during the term of the agreement, the president’s employment is terminated within one year of a change in control of TransCommunity, he will be entitled to severance pay equal to three times his annual salary in effect at that time. Each agreement also contains non-competition covenants for a period of six months following termination of employment.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of December 31, 2004 with respect to certain compensation plans under which equity securities of TransCommunity are authorized for issuance.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders	-0-	N/A	N/A

Equity compensation plans not approved by shareholders (1)	317,375	$10.00	12,025

Total	317,375	$10.00	12,025

(1)	All shares shown relate to the 2001 Stock Option Plan. As noted below, the plan was amended in March 2003 to increase the total number of shares issuable under the plan to 330,000. Information concerning options awarded under the plan to directors and officers of TransCommunity is contained in notes (2), (3), (4) and (5) to the table under “Securities Ownership of Certain Beneficial Owners and Management” above. For information concerning a restricted stock award made by the Board of Directors to William C. Wiley in 2003, see Note (2) to the Summary Compensation Table above under “Executive Compensation.”

2001 Stock Option Plan. The Board of Directors of the Bank of Powhatan adopted a stock option plan effective May 8, 2001. The plan was assumed by TransCommunity in connection with the reorganization in which Bank of Powhatan became a wholly-owned subsidiary of TransCommunity. The plan was amended and restated effective December 19, 2001, and was further amended on March 27, 2003, to increase the number of shares available for award and to eliminate limits on annual awards that may be made under the plan. The plan was adopted in order to reward employees and directors for services rendered and investment risks undertaken to date and to provide flexibility to TransCommunity in its ability to motivate, attract, and retain the services of employees and directors of TransCommunity and its subsidiaries upon whose effort the successful conduct of its operation is largely dependent. The plan will expire on May 7, 2011, unless sooner terminated by the Board. As of March 31, 2005, options to acquire 318,075 shares have been awarded under the plan (excluding options which have lapsed and which shares are available for future grant), of which options for 700 shares have been exercised.

The plan is administered by the Compensation Committee of TransCommunity’s Board of Directors, which consists entirely of the non-employee directors of TransCommunity’s Executive Committee. The Compensation Committee has the power, among others, to determine the employees and directors to whom awards shall be made. In administering the plan, the committee generally has the authority to determine the terms and conditions upon which awards may be made and exercised, but no option will be exercisable in any event after ten years from its grant, to determine terms and provisions of each written agreement evidencing an award, to construe and interpret the plan and the agreements, to establish, amend or waive rules or regulations for the plan’s administration, to accelerate the exercisability of any award, the end of any performance period or termination of any period of restriction, and to make all other determinations and take all other actions necessary or advisable for the administration of the plan. The members of the committee are indemnified by TransCommunity against the reasonable expenses incurred by them, including attorney’s fees, in the defense of any action, suit or proceeding, or any appeal therein to which they may be a party by reasons of any action taken or failure to act under the plan.

The plan provides that options for up to 330,000 shares of TransCommunity’s common stock may be issued to employees and directors under the plan. The committee will adjust the number of shares subject to each outstanding award, the exercise price and the aggregate number of shares from which grants or awards may be made in order to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations by TransCommunity.

Subject to the terms, conditions and limitations of the plan, the committee may modify, extend or renew outstanding awards, or, if authorized by the Board, accept the surrender of outstanding awards and authorize new awards in substitution therefor, including awards with lower exercise prices or longer terms than the surrendered awards. The committee may also modify any outstanding agreement, provided that no modification may adversely affect the rights or obligations of the recipient without the consent of the recipient.

The Board of Directors may terminate, amend or modify the plan from time to time in any respect, unless the particular amendment or modification would adversely affect any optionee in which case the consent of the optionee would be required. Any such amendment may be effected without shareholder approval except to the extent that such approval is required by the Internal Revenue Code of 1986, as amended, pursuant to the rules under Section 16 of the Securities Exchange Act of 1934, by any national securities exchange or system on which the stock is then listed or reported, by any regulatory body having jurisdiction with respect thereto, or under any other applicable laws, rules or regulations.

Employees and directors of TransCommunity and any subsidiaries (including any director who is also an employee) who are selected by the committee are eligible for awards under the plan. Such employees include any employee of TransCommunity and any subsidiaries, regardless of title or position. The plan does not limit the number of shares for which options may be granted to any one employee or director.

The exercise price of an award may not be less than 100% of the fair market value of the shares on the award date. Unless the committee determines otherwise, one third of an award to an employee (in his capacity as such if he is both an employee and a director) becomes vested and exercisable on each of the first three anniversaries of the award date and may only be exercisable while the employee is employed by TransCommunity or its subsidiaries. Unless the committee determines otherwise, one third of an award to a director (in his capacity as such if he is both an employee and a director) becomes vested and exercisable on each of the first three anniversaries of the award date. The full award becomes immediately vested and exercisable if the director’s service as a director terminates on account of his death, his retirement in accordance with any company policy on mandatory retirement for directors, his permanent and total disability or his failure to be reelected after requesting to stand for reelection. Option awards for directors remain exercisable in accordance with their terms if a director retires as a director but continues to serve as a non-voting director emeritus, or advisory director if so designated by the Board of Directors. Unless otherwise provided by the committee, each award becomes vested and exercisable in the event of a change in control of TransCommunity. All options are subject to exercise or forfeiture if TransCommunity’s capital falls below its minimum requirements, as determined by its state or federal primary regulator, and TransCommunity’s primary federal regulator so directs TransCommunity to require such exercise or forfeiture.

All options awarded to date have been awarded to various directors and employees of TransCommunity, Bank of Powhatan, Bank of Goochland and the organizing board of directors of Bank of

Louisa at an exercise price of $10.00 per share and a term of ten years. Except as otherwise provided in options grants made to Messrs. Wiley and Nolte pursuant to their respective employment agreements, one-third of the options vest annually in each of the first three years. In the case of options awarded to organizing directors of the Bank of Louisa, vesting periods did not commence to run until Bank of Louisa opened for business as a separate, subsidiary bank on April 19, 2004. The options will automatically vest in the event of a change of control of TransCommunity other than as a result of a reorganization, as is contemplated in this proxy. The discretionary option awards were made by the Compensation Committee taking into consideration the relative “at risk” capital contributions made to TransCommunity and to Bank of Powhatan to finance their initial organizational stages, attendance at board meetings, committee responsibilities, and efforts to enhance TransCommunity’s business with new customers and potential customers.

Interest of Management and Board in Certain Transactions

Certain directors and officers of TransCommunity and persons with whom they are associated have had, and expect to have in the future, banking transactions with Bank of Powhatan, Bank of Goochland and Bank of Louisa. In the opinion of management of TransCommunity, all such loans and commitments for loans that have been made to these individuals were made on substantially the same terms, including interest rates, collateral and repayment terms as those prevailing at the same time for comparable transactions with other persons, were made in the ordinary course of business, and do not involve more than a normal risk of collectibility or present other unfavorable features.

Effective June 1, 2003, in contemplation of initially opening the Bank of Louisa as a branch of Bank of Powhatan, Bank of Powhatan leased for 12 months an office location in the Town of Louisa from John J. Purcell, Jr., a director of TransCommunity. The lease required no rental payments for the first 12 months, and could be extended on a month-to month basis thereafter at a rent of $1,000 per month. In exchange for the landlord foregoing monthly rent, Bank of Powhatan agreed to make certain tenant improvements to the leased premises valued at $67,000 that will revert to the landlord at the termination of the lease. The Bank of Louisa branch of Bank of Powhatan opened for business at this location in July, 2003, and was transferred to the Bank of Louisa when that bank received its separate national banking charter on April 19, 2004. Upon completion of the new main office of Bank of Louisa, which is currently under construction at a separate location in the Town of Louisa and is expected to be completed in the spring of 2005, Bank of Louisa will terminate the existing lease with Mr. Purcell. In the meantime, Bank of Louisa has paid rent to Mr. Purcell for its leased office at the rate of $1,000 per month since June 1, 2004.

AUDIT COMMITTEE DISCLOSURE

Report of the Audit Committee

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the current independence requirements of the Nasdaq listing standards, has furnished the following report. The Sarbanes-Oxley Act of 2002 added a number of provisions to federal law to strengthen the authority and increase the responsibility of corporate audit committees.

The Audit Committee assists the Board in overseeing and monitoring the integrity of TransCommunity’s financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board. The Audit Committee reviews and reassesses the charter annually and recommends any changes to the Board for approval.

The Audit Committee is responsible for overseeing TransCommunity’s overall financial reporting process. In fulfilling its oversight responsibilities for the financial statements for fiscal year 2004, the Audit Committee:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2004 with management and S.B. Hoover & Company, L.L.P. (“S.B. Hoover”), TransCommunity’s independent accountants;

•	Discussed with S.B. Hoover the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit;

•	Received written disclosures and the letter from S.B. Hoover regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee also discussed with S.B. Hoover its independence; and

•	Reviewed and discussed with S.B. Hoover TransCommunity’s critical accounting policies, alternate financial reporting and material communications between S.B. Hoover and management.

The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Audit Committee determined appropriate.

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board in its general oversight of TransCommunity’s financial reporting, internal controls and audit functions. Management is responsible for the preparation, presentation and integrity of TransCommunity’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters. The Audit Committee does not complete its reviews prior to TransCommunity’s public announcements of financial results and, necessarily relies on the work and assurances of TransCommunity’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and S.B. Hoover, the Audit Committee recommended to the Board that the audited financial statements be included in TransCommunity’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission.

Audit Committee

John J. Sponski, Chairman

Julian C. Metts

John J. Pretlow, Jr.

John J. Purcell, Jr.

Stuart C. Siegel

W. Daniel Holly, III (ex officio)

Benjamin I. Salomonsky (ex officio)

Wallace L. Tingler (ex officio)

Audit Committee Pre-approval Policy

The Audit Committee reviews and pre-approves all auditing services and permitted non-audit services performed by TransCommunity’s independent auditors, as well as corresponding fees, subject to the de minimis exception for permitted non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the committee prior to the completion of the audit.

The Audit Committee may form and delegate authority to, when appropriate, subcommittees consisting of one or more members, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of any such subcommittee to grant pre-approvals are presented to the committee at its next scheduled meeting.

Fees Paid to Auditors

The following fees were billed by S.B. Hoover in each of the fiscal years ended December 31, 2003 and 2004:

	2003	2004
Audit Fees: (1)	$69,401	$81,653
Audit Related Fees (2)	13,518	27,628
Tax Fees (3)	3,472	3,520
All Other Fees (4):	5,323	9,727

	$91,714	$122,528

(1)	Includes the annual audit in accordance with generally accepted auditing standards, and quarterly review of TransCommunity’s financial statements.

(2)	Includes loan reviews and consultation on financial accounting and reporting standards.

(3)	Includes federal and state tax filings.

(4)	“All Other Fees” consisted primarily of fees for services rendered in connection with TransCommunity’s registration statement filed under the Securities Act of 1933, as amended, with respect to its public offering, and certain periodic reports filed under the Securities Exchange Act of 1934, as amended, and with filings made with applicable bank regulatory agencies and for other miscellaneous accounting services.

The Audit Committee considered the provision of the non-audit services listed above by S.B. Hoover, and determined that the provision of these services to TransCommunity was compatible with maintaining the independence of its external auditors.

Change of Auditors

On February 28, 2005, TransCommunity, acting through the Audit Committee of its Board of Directors, made a decision to terminate its engagement of its former independent auditors, S.B. Hoover, effective as of the completion of its audit work on TransCommunity’s financial statements for 2004 and the issuance of S.B. Hoover’s report thereon. Effective April     , 2005, the Audit Committee selected                                  to be TransCommunity’s new independent auditors.

The reports of S.B. Hoover, on our financial statements for the years ended December 31, 2003 and December 31, 2004 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

In connection with S.B. Hoover’s audits of our financial statement for the two most recent fiscal years, there have been no disagreements with S.B. Hoover on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of S.B. Hoover, could have caused it to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for such periods. During our two most recent fiscal years and through February 28, 2005, there were no reportable events as defined in Item 304(a)(1)(iv) of Regulation S-K.

RATIFICATION OF APPOINTMENT OF AUDITORS

As noted above, S.B. Hoover & Company, L.L.P. served as TransCommunity’s independent public accountants for the fiscal year ended December 31, 2004.                                               has been selected by the Audit Committee and ratified by the Board of Directors as independent public accountants for TransCommunity for the fiscal year ending December 31, 2005, subject to ratification by the shareholders.

If not otherwise specified, proxies will be voted in favor of ratification of the appointment. Representatives of                              are expected to be present at the Annual Meeting, and will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

The board of directors unanimously recommends a vote “FOR” the proposal to ratify the appointment of to serve as independent public accountants for the fiscal year ending December 31, 2005.

AMENDMENT OF ARTICLES OF INCORPORATION TO INCREASE

AUTHORIZED SHARES OF COMMON STOCK

AND AUTHORIZE SHARES OF PREFERRED STOCK

The Board of Directors has approved, and recommends that our stockholders approve an amendment to our articles of incorporation to increase the number of authorized shares of common stock that we would have the authority to issue from 5 million to 25 million shares and to authorize 5 million shares of preferred stock. The complete text of Article III of TransCommunity’s Articles of Incorporation, as proposed to be amended, is as follows:

ARTICLE III

CAPITAL STOCK

Section 1. The aggregate number of shares of stock which the Corporation shall have the authority to issue and the par value per share is as follows:

Class	Number of Shares	Par Value
Common Stock	25,000,000	$.01
Preferred Stock	5,000,000	$.01

Section 2. Subject to the provisions of law and to the rights of the holders of any shares of Preferred Stock issued and outstanding, the holders of Common Stock at the time outstanding shall be entitled to receive such dividends at such times and in such amounts as the Board of Directors may deem advisable.

Section 3. The holders of the Common Stock shall, to the exclusion of the holders of any other class of stock of the Corporation, have the sole and full power to vote for the election of directors and for all other purposes without limitation except only as otherwise provided in any articles of amendment applicable to any series of Preferred Stock, and as otherwise expressly provided by the then existing statutes of Virginia. The holders of the Common Stock shall have one vote for each share of Common Stock held by them.

Section 4. Authority is expressly vested in the Board of Directors to divide the Preferred Stock into and issue the same in series and, to the fullest extent permitted by law, to fix and determine the preferences, limitations and relative rights of the shares of any series so established, and to provide for the issuance thereof. Prior to the issuance of any share of a series of Preferred Stock, the Board of Directors shall establish such series by adopting a resolution setting forth the designation and number of shares of the series and the preferences, limitations and relative rights thereof, and the Corporation shall file with the Commission articles of amendment as required by law, and the Commission shall have issued a certificate of amendment.

Purposes and Effects of the Increase in Number of Authorized Shares of Common Stock

Of the 5 million shares of common stock currently authorized, as of March 31, 2005, 2,293,241 shares were issued and outstanding and 329,300 shares were reserved for issuance under our 2001 Stock Option Plan. The additional shares of common stock for which authorization is sought would be a part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently outstanding. TransCommunity requires substantial additional capital in order to support its current operations and meet its current funding requirements and to continue to grow and expand its business. It is important that TransCommunity have sufficient authorized shares available for issuance to support its present and future needs for additional equity capital.

The Board of Directors believes that an increase in the number of shares of authorized common stock as contemplated by the amendment to our articles of incorporation would benefit us and our stockholders by giving us needed flexibility in our corporate planning and in responding to developments in our business, including possible stock issuances to increase our capital, acquisition transactions, stock splits or stock dividends and other general corporate purposes. Having such authorized shares available for issuance would give us greater flexibility and allow shares of common stock to be issued without the expense and delay of a special stockholders’ meeting.

Unless otherwise required by applicable law or regulation, the shares of common stock to be authorized in the amendment to our articles of incorporation will be issuable without further stockholder action and on such terms and for such consideration as may be determined by the Board of Directors.

The Board of Directors could use the additional shares of common stock to discourage an attempt to change control of us by selling a substantial number of shares of our common stock to persons who have an arrangement with us concerning the voting of such shares or by distributing common stock or rights to receive such stock to the stockholders, even though a change in control might be perceived as desirable by some stockholders. The Board of Directors, however, has no present intention of issuing any shares of common stock or rights to acquire common stock for such purposes, and there are no arrangements with any person for the purchase of shares of common stock in the event of an attempted change of control.

Purposes and Effects of Authorizing Shares of Preferred Stock

Our Board of Directors also has determined that it is advisable, while amending our articles of incorporation, to further amend our articles of incorporation to authorize us to issue up to 1,000,000 shares of preferred stock, in one or more series with each series having such rights and preferences as our Board may determine when authorizing such series. This type of class of securities is commonly referred to as “blank check” preferred stock.

If this proposal is approved by you, shares of our preferred stock will be available for issuance from time to time for such purposes and consideration as our Board of Directors may approve. No further vote of our shareholders will be required in connection with the authorization of a series of preferred stock or the issuance of shares of such series, unless otherwise required by applicable law.

We have no present plans to authorize any series of preferred stock or to issue any shares within a series of preferred stock.

In the event that our Board of Directors does authorize, designate and issue shares of preferred stock, our Board may exercise its discretion in establishing the terms of such preferred stock. In the exercise of such discretion, our Board may determine the voting rights, if any, of the series of serial preferred stock being issued, which could include the right to vote separately or as a single class with our common stock and/or other series of preferred stock; to have more or less voting power per share than that possessed by our common stock or other series of preferred stock, and to vote on certain specified matters presented to our shareholders or on all of such matters or upon the occurrence of any specified event or condition. On our liquidation, dissolution or winding up, the holders of serial preferred stock may be entitled to receive preferential cash distributions fixed by our Board when creating the particular series of preferred stock before the holders of our common stock are entitled to receive anything. Preferred stock authorized by our Board could be redeemable or convertible into shares of any other class or series of our capital stock.

Our Board of Directors believes the authorization of preferred stock is necessary to provide us with the flexibility to act in the future with respect to financing programs, acquisitions, and other corporate purposes (although no such specific activities currently are contemplated) without the delay and expense associated with obtaining special stockholder approval each time an opportunity requiring the issuance of shares of preferred stock may arise. Such a delay might deny us the flexibility that our Board views as important in facilitating the effective use of the securities of our company.

The authorization of the preferred stock is not being proposed as a means of preventing or dissuading a change in control or takeover of our company. However, use of shares of preferred stock for such a purpose is possible. Shares of authorized preferred stock, as well as shares of our authorized but unissued common stock, for example, could be issued in an effort to dilute the stock ownership and voting power of persons seeking to obtain control of our company or could be issued to purchasers who would support our Board of Directors in opposing a takeover proposal. In addition, the existence of authority to issue preferred stock, as well as the issuance of a series of our preferred stock, if approved, may have the effect of discouraging a challenge for control or making it less likely that such a challenge, if attempted, would be successful.

The authorization of preferred stock pursuant to this proposal will have no dilutive effect upon the proportionate voting power of our present shareholders. However, to the extent that shares of our preferred stock having voting rights are subsequently issued to persons other than our current shareholders and/or in proportions other than the proportion that presently exists, such issuance could have a substantial dilutive effect on our current shareholders.

None of our directors nor executive officers has any financial or other personal interest in the authorization of serial preferred stock pursuant to this proposal.

Vote Required

The amendment to our articles of incorporation must be approved by the affirmative vote of a majority of all votes entitled to be cast by holders of record of our common stock.

Our board of directors unanimously recommends a vote “FOR” this proposed amendment to our articles of incorporation.

AMENDMENT OF ARTICLES OF INCORPORATION

TO INCREASE THE MAXIMUM NUMBER OF

DIRECTORS ON THE BOARD OF DIRECTORS

The Board of Directors has approved and recommends that our stockholders approve an amendment to our articles of incorporation to increase the maximum size of our board of directors from 15 to 17 individuals. The proposed amendment would amend Article V, Section 1 of the TransCommunity’s Articles of Incorporation to read as follows:

Article V

DIRECTORS

Section 1. The Board of Directors shall consist of a minimum of three (3) and a maximum of seventeen (17) individuals, and the number of directors may be fixed or changed from time to time within such range by the Board of Directors.

Reason for Proposed Amendment

The existing provision governing the maximum size of the board of directors was a part of TransCommunity’s original articles of incorporation when TransCommunity was organized in 2001. In light of the subsequent growth of TransCommunity and its contemplated future growth, the Board of Directors believes it is desirable to increase the maximum size of the board of directors to allow for appointment of additional individuals who may possess skills and abilities that would be helpful to TransCommunity and to the Board of Directors in overseeing the business of TransCommunity. Although the Board of Directors at this time has not identified any particular individuals to fill these additional seats if the proposed amendment is approved, it believes it is desirable to have the flexibility to do so before the next annual meeting of shareholders. If the amendment is approved by the shareholders, the Board of Directors would have the power under Virginia law to appoint individuals to fill one or both additional seats on the board of directors and to designate which class each such appointee would serve in. Virginia law requires that any person so appointed to the Board must stand for reelection by the shareholders of TransCommunity at the next annual meeting of shareholders held following any such appointment.

Vote Required

The amendment to our articles of incorporation to increase the maximum size of the board of directors must be approved by the affirmative vote of a majority of all votes entitled to be cast by holders of record of our common stock.

Our board of directors unanimously recommends a vote “FOR” this proposed amendment to our articles of incorporation.

OTHER MATTERS

As of the date of this proxy statement, management is not aware of any business to come before the Annual Meeting other than those matters described above. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

If any shareholder intends to present a proposal to be considered for inclusion in TransCommunity’s proxy materials in connection with the 2006 Annual Meeting, the proposal must be in proper form and must be received by TransCommunity’s Secretary, at TransCommunity’s principal office in Richmond, Virginia, on or before December 17, 2005.

In addition, the proxy solicited by the Board of Directors for the 2006 Annual Meeting will confer discretionary authority to vote on any shareholder proposal presented at the meeting if TransCommunity has not received notice of such proposal by December 17, 2005, in writing delivered to TransCommunity’s Secretary.

ADDITIONAL INFORMATION

A copy of TransCommunity’s Annual Report on Form 10-KSB (including exhibits) for the year ended December 31, 2004, as filed with the Securities and Exchange Commission, will be furnished without charge to shareholders upon written request directed to the Corporate Secretary, TransCommunity Financial Corporation, 4235 Innslake Drive, Glen Allen, VA 23060. A copy of TransCommunity’s Annual Report for 2004 on Form 10-KSB may also be obtained by downloading it from TransCommunity’s website at www.tcfcorp.com under “Investor Relations—Financial Information.”

Appendix A

TRANSCOMMUNITY FINANCIAL CORPORATION

CHARTER

of the

NOMINATING AND GOVERNANCE COMMITTEE

of the

BOARD OF DIRECTORS

1. Purpose. The purpose of the Nominating and Governance Committee (the “Committee”) of TransCommunity Financial Corporation (the “Company” or “TFC”) is to (a) identify individuals qualified to become members of the TFC Board of Directors (the “Board”), consistent with criteria approved by the Board, and to recommend that the Board select the director nominees for the applicable term for each annual meeting of shareholders; (b) develop and recommend to the Board a set of corporate governance principles applicable to the Company; (c) oversee the evaluation of the board; and ( d) take such other actions within the scope of this charter (this “Charter”) as the Committee deems necessary or appropriate.

2. Membership. The Committee will be comprised of three or more directors. All members of the Committee will be, in the business judgment of the Board, “independent” under the independence requirements of applicable law. The members of the Committee will be appointed by and serve at the discretion of the Board. Committee members may be removed at any time by a majority vote of independent directors of the Board. Committee members will be elected annually for a term of one year. Vacancies will be filled by majority vote of independent directors. The Board will appoint the Chairman of the Committee.

3. Specific Responsibilities and Duties. The Board delegates to the Committee the express authority to do the following, to the fullest extent permitted by applicable law and the Company’s charter and bylaws:

(a) Board Composition. Evaluate the size and composition of the Board, develop criteria for Board membership, and evaluate the independence of existing and prospective directors.

(b) Candidates and Nominees. Actively seek and evaluate qualified individuals to become new directors as needed. Review and develop the Board’s criteria for selecting new, independent directors. Establish procedures to solicit, review, and recommend to the Board, potential director nominees proposed by shareholders. Recommend that the Board select the director nominees for the applicable term for the annual meeting of stockholders. {Criteria that will be used in connection with evaluating and selecting new directors will include factors relating to whether the director candidate would meet the definition of independence as well as skills, occupation, and experience in the context of the needs of the Board and TCF}

(c) Current Directors. Review the suitability of each Board member for continued service when his or her term expires.

(d) Committees. Evaluate the nature, structure, and operations (including the authority to delegate to subcommittees) of the Board committees. Make recommendations to the Board as to qualifications of members of the Board’s committees, committee members’ appointment and removal, and committee reporting requirements to the Board.

(e) Governance Guidelines. Develop and recommend to the Board a set of corporate governance guidelines for the Company. Monitor and assess annually these corporate governance guidelines.

(f) Communication. Oversee and review the Company’s processes for providing information to the Board, assessing the channels through which information is exchanged, and the quality and timeliness of the information received.

(g) Oversight of Board and Committee Evaluations. Take such steps as the Committee deems necessary or appropriate with respect to oversight of the evaluation of the Board and each Board committee.

(h) Annual Review. Annually conduct a self-assessment of the Committee’s own performance.

(i) Orientation and Education. Develop with management and monitor the process of orienting new directors and continuing education for existing directors.

4. Meetings. The Committee will meet with such frequency, and at such times, as the Chairman, or a majority of the Committee, determines. A special meeting of the Committee may be called by the Chairman and will be called promptly upon the request of any two Committee members. The agenda of each meeting will be prepared by the Chairman and circulated to each member of the Committee prior to the meeting date. Unless the Committee or the Board adopts other procedures, the provisions of the Company’s Bylaws applicable to meetings of the Board will govern meetings of the Committee.

5. Minutes. The Committee will keep minutes of each meeting.

6. Subcommittees. The Committee has the power to appoint subcommittees, but no subcommittee will have any final decision-making authority on behalf of the Committee or the Board.

7. Reliance; Experts; Cooperation.

(a) Reliance Permitted. In carrying out its duties, the Committee will act in reliance on management, the independent public accountants, internal auditors, and outside advisors and experts, as it deems necessary or appropriate.

(b) Investigations. The Committee has the power, in its discretion, to conduct any investigation it deems necessary or appropriate to enable it to carry out its duties.

(c) Required Participation of Employees. The Committee will have unrestricted access to the independent public accountant, the internal auditors, internal and outside counsel, and anyone else in the Company, and may require any officer or employee of the Company or the Company’s outside counsel or independent public accountants to attend any meeting of the Committee or to meet with any members of or consultants or advisors to, the Committee.

Approved: January 14, 2005

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☒	Please mark your votes as in this example.

FORM OF REVOCABLE PROXY

TRANSCOMMUNITY FINANCIAL CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

May 24, 2005

This Proxy is solicited on behalf of the Board of Directors.

The undersigned shareholder of TransCommunity Financial Corporation (TransCommunity) hereby appoints William C. Wiley and Bruce B. Nolte, jointly and severally as proxies, with full power to act alone, and with full power of substitution to represent the undersigned, and to vote all shares of TransCommunity standing in the name of the undersigned as of March 31, 2005, at the Annual Meeting of Shareholders to be held Tuesday, May 24, 2005, at 10:00 a.m. at The Place at Innsbrook, 4036-C Cox Road, Glen Allen, Virginia, or any adjournments thereof, on each of the following matters:

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of all director nominees in Item 1, FOR amendment to TransCommunity’s Articles of Incorporation as provided in Item 2, and FOR ratification of the accountants listed in Item 3. If any other matter shall be brought before the meeting under Item 4, the shares represented by this proxy will be voted in the discretion of the proxy agents.

(Continued and to be signed on Reverse Side)

Annual Meeting of Shareholders

TRANSCOMMUNITY FINANCIAL CORPORATION

Please Detach and Mail in the Envelope Provided

1. To elect five (5) Class I directors to serve until the 2008 Annual Meeting of Shareholders and until their successors are elected and qualified, as instructed below.

Class I Nominees:

Richard W. Mayhew

James L. Minter

Stuart C. Siegel

John C. Watkins

Robin Traywick Williams

☐ FOR	☐ WITHHOLD	☐ FOR ALL EXCEPT

(Instruction: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.)

2. To ratify and approve the amendment to Article III of TransCommunity’s Articles of Incorporation increasing the number of authorized shares of common stock to 25,000,000 and authorizing 5,000,000 shares of preferred stock.

__________ FOR	__________ AGAINST	__________ ABSTAIN

3. To ratify and approve the amendment to Article V of TransCommunity’s Articles of Incorporation increasing the maximum size of the Board of Directors from 15 to 17 persons.

__________ FOR	__________ AGAINST	__________ ABSTAIN

4. To ratify the appointment of                                     , as independent public accountants for the fiscal year ending December 31, 2005.

__________ FOR	__________ AGAINST	__________ ABSTAIN

5. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The undersigned acknowledges receipt from TransCommunity prior to the execution of this proxy of a Notice of Meeting and of a Proxy Statement dated April 15, 2005:

Signature Dated: , 2005

NOTE: Please sign your name(s) exactly as shown imprinted hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

☐	Please check this box if you plan to attend the meeting.

PLEASE ACT PROMPTLY

SIGN, DATE AND MAIL YOUR PROXY CARD TODAY

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